Exhibit 1.1

CONOR MEDSYSTEMS, INC.

[            ] Shares1

Common Stock

($0.001 par value)

UNDERWRITING AGREEMENT

[trade date]

[1]	Plus an option to purchase from the Company and the Selling Stockholder up to an aggregate of [ ] additional Securities to cover over-allotments, if any.

UNDERWRITING AGREEMENT

New York, New York

[trade date]

Citigroup Global Markets Inc.

CIBC World Markets Corp.

SG Cowen & Co., LLC

A.G. Edwards & Sons, Inc.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Conor Medsystems, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [            ] shares of Common Stock, $0.001 par value (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company and John F. Shanley, Chief Technology Officer and Director of the Company (the “Selling Stockholder”), also propose to grant to the Underwriters an option to purchase up to [            ] and [            ], respectively, additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on the Schedule I to this Agreement, up to [            ] shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1. Representations and Warranties.

(a) The Company and the Selling Stockholder jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1(a).

(i) The Company has prepared and filed with the Commission a registration statement (file number 333-119174) on Form S-1, including one or more related preliminary prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including one or more related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.

(ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Selling Stockholder make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(iii) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification (and a complete and accurate list of each jurisdiction requiring such qualification by the Company is attached hereto as Annex A), except where the failure to be so qualified and in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(iv) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus (exclusive of any supplement thereto), all outstanding shares of capital stock of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(v) The Company’s authorized equity capitalization as of September 30, 2004 (after giving effect to the 0.42-for-1 reverse stock split, described in the Prospectus, of the Common Stock and the Preferred Stock (as defined herein)) and as of the date hereof (after giving effect to such reverse stock split but before giving effect to the filing, with the Secretary of State of the State of Delaware, of the Company’s Amended and Restated Certificate of Incorporation, in the form filed as Exhibit 3.1 to the Registration Statement) is as set forth, and described as “actual,” in the Prospectus under the caption “Capitalization,” and the Company’s authorized equity capitalization as of the Closing Date and any Settlement Date will be as set forth, and described as “pro forma, as adjusted,” in the Prospectus under the caption “Capitalization”; as of the Closing Date and any Settlement Date, the capital stock of the Company will conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, other than any such rights as have heretofore been duly waived, or satisfied, in full; and, except as described in the Prospectus (exclusive of any supplement thereto), and subject to the grant of options to employees, directors and consultants pursuant to the Company’s existing equity incentive plans described in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(vi) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; there are no extrinsic agreements or understandings among the parties to any “Covered Contract” (as defined in Exhibit B hereto) that modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder, except for any such modifications or interpretations as would not, individually or in the aggregate, have a material adverse effect on the issuance or sale of the Securities or on the performance of this Agreement by the Company or the Selling Stockholder or the consummation by the Company or the Selling Stockholder of any of the transactions contemplated hereby or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; and the statements in the Prospectus under the headings “Business—Other Product Development Initiatives,” “Business—Sales and Marketing,” “Management—Employment Agreements,” “Management—Benefit Plans,” “Management—Limitation of Liability and Indemnification,” “Certain Transactions,” “Description of Capital Stock,” “Certain United States Federal Tax Consequences to Non-United States Holders” and “Shares Eligible for Future Sale,” and in the Registration Statement under the heading “Item 14. Indemnification of Officers and Directors,” insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, fairly present in all material respects such legal matters, agreements, documents or proceedings.

(vii) This Agreement has been duly authorized, executed and delivered by the Company and the Selling Stockholder.

(viii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ix) No consent, approval, authorization, filing with or order of any court or governmental agency or body or self-regulatory organization is required in connection with the transactions contemplated herein or by the Custody Agreement and Power of Attorney, except (1) such as have been obtained under the Act, (2) such as have been obtained from the Nasdaq National Market, (3) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and (3) such as may be required pursuant to the Corporate Finance Rules of the National Association of Securities Dealers, Inc.

(x) Neither the issue and sale of the Securities nor the consummation by the Company and the Selling Stockholder of any other of the transactions herein contemplated nor the fulfillment by the Company and the Selling Stockholder of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, (iii) any statute, law, rule or regulation (excluding Federal Securities Laws, as defined below) applicable to the Company or any of its subsidiaries, (iv) any of the “federal securities laws” (as defined in Rule 38a-1(e)(1) under the Investment Company Act) (the “Federal Securities Laws”), or (v) judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clause (ii) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the issuance or sale of the Securities or on the performance of this Agreement by the Company or the Selling Stockholder or the consummation by the Company or the Selling Stockholder of any of the transactions contemplated hereby or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xi) No person has the right, exercisable during the Lock-Up Period (as defined herein), whether contractual or otherwise, to cause the Company to register under the Act any securities of the Company, or to include any such securities in the Registration Statement.

(xii) The historical financial statements of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); provided, however, that, in accordance with Article 10 of Regulation S-X under the Act, the interim financial statements included in the Prospectus and the Registration Statement for the nine-month period ended September 30, 2004 and as of September 30, 2004 do not contain all footnotes otherwise required by GAAP; provided further, that such interim financial statements are subject to normal, recurring year-end adjustments, as contemplated by the Prospectus and the Registration Statement). The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial information included in the Prospectus and the Registration Statement under the captions “Summary—Summary Consolidated Financial Data,” “Risk Factors—Risks Related to this Offering—If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of your investment,” “Capitalization” and “Dilution,” and under the column titled “Pro Forma Stockholders’ Equity at September 30, 2004” in the Consolidated Balance Sheets included in the Prospectus and the Registration Statement, give appropriate effect to the transactions and events described therein.

(xiii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, or involving the Selling Stockholder, is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the issuance or sale of the Securities or on the performance by the Company or the Selling Stockholder of this Agreement or on the consummation by the Company or the Selling Stockholder of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(xiv) Except as disclosed in the Prospectus (exclusive of any supplement thereto), each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xv) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violations or defaults as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the issuance or sale of the Securities or on the performance by the Company or the Selling Stockholder of this Agreement or on the consummation by the Company or the Selling Stockholder of any of the transactions contemplated hereby or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xvi) To the Company’s knowledge after due inquiry, Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and within the meaning of Rule 3600T of the Public Company Accounting Oversight Board (the “PCAOB”).

(xvii) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company, or sale by the Company or the Selling Stockholder, of the Securities.

(xviii) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by the Company or any of its subsidiaries or have requested extensions thereof (except in any case in which the failure to so file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(xix) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor problem or dispute with the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in either case, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(xx) Except as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(xxi) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

(xxii) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits or authorizations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole. Neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(xxiii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxv) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except, in each case, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus (exclusive of any supplement thereto), (A) the Company has reasonably concluded that, as of the date hereof, the costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, and (B) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxvi) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified; each of the Company and its subsidiaries has fulfilled in all material respects its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(xxvii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including, without limitation, Section 402 related to loans, except for any failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(xxviii) Except as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (A) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

and (B) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, and the Company has taken measures the Company believes are reasonably appropriate to ensure continued compliance by the Company and its subsidiaries with the FCPA. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxix) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxx) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxi) The Company has no “significant subsidiaries,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, and no group consisting of any one or more of the Company’s subsidiaries constitutes, in the aggregate, a “significant subsidiary” of the Company.

(xxxii) Except as set forth in the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property described in the Registration Statement or the Prospectus as being owned or licensed by them or necessary for the conduct of the their respective businesses as now conducted or as proposed in the Prospectus to be conducted (including the commercialization of the products described in the Prospectus as under development) (collectively, the “Intellectual Property”). Except as set forth in the Prospectus (exclusive of any supplement thereto) under the captions “Risk Factors—Risks Related to Our Intellectual Property,” “Management’s Discussion

and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Operating Capital and Capital Expenditure Requirements” and “Business—Patents and Proprietary Rights,” (a) there are no third parties who have or will be able to establish rights to any Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property; and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any Intellectual Property; and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product described in the Prospectus as under development, infringe or violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such action, suit, proceeding or claim; (f) there is no patent or patent application which contains claims that dominate or may dominate any Intellectual Property or that interferes with the issued or pending claims of any Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (g) there is no prior art of which the Company is aware that may render any issued patent held by the Company or any of its subsidiaries invalid or any patent application held by the Company or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; (h) the Company and its subsidiaries have complied in all material respects with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect; (i) the product candidates described in the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary; and (j) the sale of any product of the Company or any subsidiary described in the Prospectus, or, upon the commercialization thereof, any product described in the Prospectus as under development by the Company or any subsidiary would not be held to infringe any claims in any patents of third parties. The statements contained in the Prospectus under the captions “Risk Factors—Risks Related to Our Intellectual Property,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Operating Capital and Capital Expenditure Requirements” and “Business—Patents and Proprietary Rights,” insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, fairly present in all material respects such legal matters, agreements, documents or proceedings.

(xxxiii) The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with any protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; the description of the results of such tests and trials contained in the Registration Statement or the Prospectus are accurate and complete in all material respects and fairly present the data derived from such tests and trials, and the Company and its subsidiaries have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; except as set forth in the Prospectus (exclusive of any supplement thereto), and except as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, neither the Company nor any subsidiaries has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign medical device regulatory governmental agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable foreign drug or medical device regulatory agencies outside of the United States.

Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the

Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(b).

(i) The Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Settlement Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(ii) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iii) Certificates in negotiable form for the Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly executed and delivered by the Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement and Power of Attorney”) with Mellon Investor Services LLC, as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for the Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by the Selling Stockholder hereunder and under the Custody Agreement and Power of Attorney, are not subject to termination by any acts of the Selling Stockholder, or by operation of law, whether by the death or incapacity of the Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(iv) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions contemplated herein or by the Custody Agreement and Power of Attorney by the Selling Stockholder nor the fulfillment of the terms hereof or thereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (A) any law (excluding Federal Securities Laws), (B) any Federal Securities Laws, (C) the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or (D) any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, except, in the case of clauses (A) and (C) above, for such conflicts, breaches, violations or defaults as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the sale of the Securities to be sold hereunder by the Selling Stockholder or on the performance of this Agreement by the Selling Stockholder or the consummation by the Selling Stockholder of any of the transactions contemplated hereby or by the Custody Agreement and Power of Attorney.

(v) The sale of Securities by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(vi) The Selling Stockholder has heretofore duly executed and delivered to the Representatives, and has complied and will comply with, a Lock-Up Letter in the form attached hereto as Exhibit A.

Any certificate signed by the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[        ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholder hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [        ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters, and the Settlement Date shall not be earlier than the Closing Date. No Option Securities shall be sold or delivered hereunder to the Underwriters unless all of the Underwritten Securities previously have been, or simultaneously are, sold and delivered to the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. The maximum number of Option Securities to be sold by the Company is [            ], and the maximum number of Option Securities to be sold by the Selling Stockholder is [            ]. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by the Company and the Selling Stockholder shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by the Company and the Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [            ], or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder, or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and the Selling Stockholder to or upon the order of the Company and the Selling Stockholder, as applicable, by wire transfer payable in same-day funds to the respective accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Selling Stockholder will pay all applicable transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholder, and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and the Selling Stockholder will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholder will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(a) The Company agrees with the several Underwriters that:

(i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of Section 5(a)(i), an amendment or supplement that will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(iv) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to execute or file a general consent to service of process in any jurisdiction where it is not now so subject to service of process.

(vi) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period (the “Lock-Up Period”) of 180 days after the date of the Underwriting Agreement; provided, however, that this Section 5(a)(vi) shall not prohibit the Company from, and no consent of Citigroup Global Markets Inc. shall be required prior to the Company, (1) issuing, after the Closing Date, shares of Common Stock and securities convertible into or exchangeable for shares of Common Stock (collectively, “Strategic Transaction Securities”) in connection with any strategic partnership, joint venture or collaboration to which the Company is a party, or the acquisition or license of any products or technology by the Company, provided, that (a) the total number of shares of Common Stock, including shares underlying convertible or exercisable securities, which may be issued pursuant to this clause (1) cannot exceed one million five hundred thousand (1,500,000) shares of Common Stock, (b) each recipient of Strategic Transaction Securities shall, prior to the receipt of any Strategic Transaction Securities, agree in writing, for the benefit of the Underwriters, that, during the Lock-Up Period, such recipient shall not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such recipient or any affiliate of such recipient or any person in privity with such recipient or any affiliate of such recipient), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, (c) the Company shall not, without the prior written consent of Citigroup Global Markets Inc., grant, purport to grant, or permit, or purport to permit, the granting, directly or indirectly, of, any waiver from such written agreement before expiration of the Lock-Up Period, and (d) all such Strategic Transaction Securities, and all securities underlying such Strategic Transaction Securities, are, when issued, “restricted securities” (as defined in Rule 144(a)(3) under the Act) and will not be, at any time during the Lock-Up Period, registered under the Act; (2) issuing shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, pursuant to any stock option plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company which is described in the Prospectus and the Registration Statement and is in effect at the Execution Time; (3) issuing shares of Common Stock issuable upon the conversion or exchange of convertible or exchangeable securities, or upon the exercise of warrants or options, outstanding at the Execution Time and described in the Prospectus and the Registration Statement; or (4) filing with the Commission of any registration statements on Form S-8 under the Act, as contemplated by the Prospectus and the Registration Statement.

(vii) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(viii) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Furthermore, the Company covenants with Citigroup Global Markets Inc. that the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(b) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, provided, that, if requested by the Company, the Representatives shall deliver to the Company a reasonably detailed invoice reasonably satisfactory to the Company itemizing such reasonable fees and expenses of counsel for the Underwriters); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, provided, that, if requested by the Company, the Representatives shall deliver to the Company a reasonably detailed invoice reasonably satisfactory to the Company itemizing such reasonable fees and expenses of counsel for the Underwriters); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and counsel for the Selling Stockholder; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The Company agrees to pay (1) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, provided, that, if requested by the Company, the Representatives shall deliver to the Company a reasonably detailed invoice reasonably satisfactory to the Company itemizing such reasonable fees and disbursements of counsel incurred by the Underwriters, (2) all reasonable costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(c) The Selling Stockholder agrees with the several Underwriters that:

(i) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement or the Prospectus relating to the Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of the Selling Stockholder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Cooley Godward LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance approved by Citigroup Global Markets Inc. and substantially the form set forth in Exhibit B hereto.

(c) The Company shall have requested and caused Thelen Reid & Priest LLP, counsel for the Company with respect to patents and proprietary rights, to have furnished to the Representatives their opinion, dated the Closing Date, and addressed to the Representatives, in form and substance approved by Citigroup Global Markets Inc. and substantially the form set forth in Exhibit C hereto.

(d) The Company shall have requested and caused Hyman, Phelps & McNamara, P.C., counsel for the Company with respect to regulatory matters, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance approved by Citigroup Global Markets Inc. and substantially the form set forth in Exhibit D hereto.

(e) The Selling Stockholder shall have requested and caused Cooley Godward LLP, special counsel for the Selling Stockholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance approved by Citigroup Global Markets Inc. and substantially in the form set forth in Exhibit E hereto.

(f) The Representatives shall have received from King & Spalding LLP, special counsel for the Underwriters with respect to patents and proprietary rights, such opinion(s) or letter(s), dated the Closing Date and addressed to the Representatives, as the Representatives may require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as such counsel requests for the purpose of enabling it deliver such opinion(s) or letter(s).

(g) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as Dewey Ballantine LLP requests for the purpose of enabling it to pass upon such matters.

(h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal executive officer of the Company and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(i) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement, that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date and that and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(j) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent registered public accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2004, and as at September 30, 2004, in accordance with procedures specified by the PCAOB for a review of interim financial information as described in AU Section 722, Interim Financial Information, and stating in effect that:

(i) in their opinion the audited financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, completed in accordance with the procedures specified by the PCAOB for a review of interim financial information as described in AU Section 722, Interim Financial Information, of the unaudited interim financial information for the nine-month period ended September 30, 2004, and as at September 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and the board of directors (including committees thereof) of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 2004, nothing came to their attention which caused them to believe that:

(A) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

(B) at a specified date not more than five days prior to the date of the letter, there was any change in the capital stock, increase in long-term debt or decrease in net current assets or stockholders’ equity of the Company, as compared with amounts shown in the September 30, 2004 unaudited consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 2004 to such specified date there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions “Summary—The Offering,” “Summary—Summary Financial Data,” “Use of Proceeds,” “Capitalization,” “Dilution,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Certain Transactions” in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

(k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(j) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(l) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(o) At the Execution Time, the Company shall have furnished to the Representatives a letter (a “Lock-Up Letter”) substantially in the form of Exhibit A hereto (with such changes as may be approved by Citigroup Global Markets Inc.) from (i)

each officer and director of the Company; and (ii) holders of substantially all of the outstanding shares of Common Stock (treating, for purposes of this Section 6(o), each holder of any security convertible into or exercisable or exchangeable for shares of Common Stock or any warrant or other right to acquire shares of Common Stock or any such security as a holder of the shares of Common Stock underlying such security, warrant or right, and treating as outstanding, for purposes of this Section 6(o), each share of Common Stock underlying any such security, warrant or right).

(p) All outstanding shares of the Company’s Preferred Stock, $0.001 par value per share (the “Preferred Stock”), shall have converted into the number of shares of Common Stock, and shall have converted in the manner, set forth in the Registration Statement and the Prospectus; the Company shall have duly effected and completed a 0.42-for-1 reverse stock split of the Common Stock and the Preferred Stock in the manner set forth in the Registration Statement and the Prospectus; the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each in the form filed as an exhibit to the Registration Statement, shall have been duly authorized and approved in accordance with the Delaware General Corporation Law and shall have become, or, concurrently with the closing of the sale of the Underwritten Securities to the Underwriters pursuant to this Agreement, shall become, effective and in full force and effect.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder in the manner prescribed by Section 12 hereof.

The documents required to be delivered by this Section 6 shall be delivered at the office of Dewey Ballantine LLP, counsel for the Underwriters, at 1301 Avenue of the Americas, New York, New York 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company and the Selling Stockholder jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholder may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and the Selling Stockholder to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the following constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus or the Registration Statement: (i) the statements set forth in the Preliminary Prospectus and the Prospectus in the third, tenth, eleventh, twelfth and fifteenth paragraphs under the caption “Underwriting,” insofar as such statements relate to selling concessions and reallowances, stabilization, syndicate covering transactions, penalty bids and electronic distribution of the Prospectus (including the allocation of shares to Underwriters or securities dealers that may participate in such electronic distributions), and (ii) the list, in the first paragraph under the caption “Underwriting” in the Prospectus, of Underwriters and their respective participation in the sale of the Securities.

(c) The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets

Inc. and each person who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (the “Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which, immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that, except as provided in the final sentence of this Section 8(d), the indemnifying party, in connection with any one such action or series of related actions in the same jurisdiction, shall be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding to which such indemnified party is or could have been a party and in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent is consented to by such indemnifying party (which consent shall not be unreasonably withheld) in which case such indemnifying party agrees to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement, compromise or consent. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Citigroup Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholder, jointly and severally, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholder, jointly and severally, and the Underwriters, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) Notwithstanding anything herein to the contrary, the aggregate maximum liability of the Selling Stockholder under the joint and several representations, warranties and agreements of the Selling Stockholder and the Company contained in Section 1(a) hereof, under the Selling Stockholder’s representations, warranties and agreements contained in Section 1(b) hereof (including, without limitation, the final paragraph of such Section 1(b)), under the indemnity and contribution agreements contained in this Section 8, and under the Selling Stockholder’s agreements contained in Section 5(c)(ii) hereof, shall be limited to an amount equal to the excess of (i) the aggregate initial public offering price of all Option Securities, if any, sold by the Selling Stockholder to the Underwriters pursuant hereto over (ii) the aggregate underwriting discounts and commissions hereunder with respect to such Option Securities. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible; provided, however, that nothing in this Section 8(f) shall limit the Company’s liabilities or obligations under this Agreement.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup

Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to 1003 Hamilton Court, Menlo Park, California 94025 (fax no.: (650) 614-4125), attention: Chief Financial Officer, and confirmed to it by telefax to fax no. (650) 614-4100, attention Chief Financial Officer, with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155 (fax no.: (650) 849-7400), attention Suzanne Sawochka Hooper, Esq., and confirmed to it by telefax to fax no. (650) 843-5000, attention Suzanne Sawochka Hooper, Esq.; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to 1003 Hamilton Court, Menlo Park, California 94025 (fax no.: (650) 614-4125), attention: John F. Shanley, with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155 (fax no.: (650) 849-7400), attention Suzanne Sawochka Hooper, Esq., and confirmed to it by telefax to fax no. (650) 843-5000, attention Suzanne Sawochka Hooper, Esq.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

(a) “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

(b) “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

(c) “Commission” shall mean the U.S. Securities and Exchange Commission.

(d) “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

(f) “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

(g) “Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a)(i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

(h) “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

(i) “Registration Statement” shall mean the registration statement referred to in Section 1(a)(i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

(j) “Rule 424,” “Rule 430A” and “Rule 462” refer to such rules under the Act.

(k) “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

(l) “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,

CONOR MEDSYSTEMS, INC.

By:
Name:
Title:

JOHN F. SHANLEY

By:
Name:
Title: Attorney-in-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC. CIBC WORLD MARKETS CORP. SG COWEN & CO., LLC A.G. EDWARDS & SONS, INC.

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	[	]
CIBC World Markets Corp.	[	]
SG Cowen & Co., LLC	[	]
A.G. Edwards & Sons, Inc.	[	]
[ ]	[	]
[ ]	[	]

Total	[	]

I-1

SCHEDULE II

	Number of Underwritten Securities to be Sold		Maximum Number of Option Securities to be Sold
Company	[	]	[	]
Selling Stockholder	0		[	]

Total	[	]	[	]

II-1

ANNEX A

JURISDICTIONS REQUIRING FOREIGN QUALIFICATION

1.	California

EXHIBIT A

Conor Medsystems, Inc.

Public Offering of Common Stock

[date]

Citigroup Global Markets Inc.

CIBC World Markets Corp.

SG Cowen & Co., LLC

A.G. Edwards & Sons, Inc.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter (the “Lock-Up Letter”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Conor Medsystems, Inc., a Delaware corporation (the “Company”), John F. Shanley and each of you as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of Common Stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period (the “Lock-Up Period”) of 180 days after the date of the Underwriting Agreement, other than (i) bona fide gifts to the immediate family of the undersigned, (ii) transfers to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) transfers to partners, members or stockholders, as applicable, of the undersigned, provided the undersigned is a partnership, limited liability company or corporation and provided such transfer does not involve a disposition for value; provided, however, that in the case of clauses (i), (ii) and (iii), the recipient of such gift or transfer shall, prior to such gift or transfer, agree with the Underwriters, in a writing executed and delivered to Citigroup Global Markets Inc., to be bound by the terms of this Lock-Up Letter.

[to be inserted for the Lock-Up Letter executed by the Selling Stockholder pursuant to Section 1(b)(vi) of the Underwriting Agreement: “Notwithstanding anything herein to the contrary, nothing in this Lock-Up Letter shall prohibit the Selling Stockholder from selling to the Underwriters up to [            ] shares of Common Stock pursuant to the Underwriting Agreement and the Registration Statement (as defined in the Underwriting Agreement).”]

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

*        *        *

The agreement set forth above shall be terminated if (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement) or (ii) either Citigroup Global Markets Inc., on the one hand, or the Company, on the other hand, shall have advised the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering.

Yours very truly,

Name:

EXHIBIT B

OPINION OF COOLEY GODWARD LLP

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2.	The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California.

3.	The authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein. As of the date hereof and after giving effect to the sale of the Securities, the Company’s authorized capital stock consists of (a) [ ] shares of Common Stock, par value $0.001 per share, of which [ ] shares are issued and outstanding, and (b) [ ] shares of Preferred Stock, par value $0.001 per share, none of which are issued and outstanding. The issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. No approval of the stockholders of the Company is required in connection with the issuance and sale of the Securities. The Amended and Restated Certificate of Incorporation of the Company in the form attached as Exhibit 3.2 to the Registration Statement has been heretofore duly authorized and adopted by the Company, and has been filed as required, each in accordance with the Delaware General Corporation Law.

4.	The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

5.	The Securities are duly listed, and admitted and authorized for quotation on the Nasdaq National Market.

6.	The specimen certificate for the Securities filed as an exhibit to the Registration Statement is in due and proper form under Delaware law.

7.	The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Securities. Except as set forth in the section captioned “Capitalization” in the Prospectus as of the date stated therein, to our knowledge, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company. As of the date hereof, to our knowledge, there are no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company other than the option of the Underwriters to purchase Additional Shares, options outstanding to acquire [ ] shares of Common Stock upon exercise thereof, warrants outstanding to acquire [ ] shares of Common Stock upon exercise thereof, [ ] shares of Common Stock reserved for future issuance pursuant to the Company’s 2004 Equity Incentive Plan, [ ] shares of Common Stock reserved for future issuance pursuant to the Company’s 2004 Non-Employee Directors’ Stock Option Plan and [ ] shares of Common Stock reserved for future issuance pursuant to the Company’s 2004 Employee Stock Purchase Plan.

8.	The capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.”

9.	To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company, or by which any of its properties is subject, of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to, or, only to the extent required under Item 303(a)(4), Item 303(a)(5), Item 404 or Instruction 7 to Item 403 of Regulation S-K under the Act, required to be described in, the Registration Statement, which is not filed or described as required by the Act and the rules thereunder.

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10.	The statements in the Prospectus under the headings “Description of Capital Stock,” “Certain United States Federal Tax Considerations for Non-United States Holders” and “Shares Eligible for Future Sale,” and in the Registration Statement under the caption “Item 14. Indemnification of Officers and Directors,” insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, in all material respects, such legal matters, agreements or documents.

11.	The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b) and Rule 430A.

12.	The Registration Statement and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

13.	The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

14.	The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

15.	No consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.

16.	The issuance and sale of the Securities pursuant to the Agreement will not breach or violate (i) the charter or bylaws of the Company, (ii) the terms of any agreement or contract listed on Exhibit B hereto or any Material Contract (collectively, “Covered Contracts”), (iii) any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or (iv) any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware.

17.	To our knowledge, except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the Act of the offer or sale by any such holder of any securities of the Company, and, except as set forth in the Prospectus, all rights known to us to register the offer or sale of shares of common stock or other securities of the Company, as a result of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, been waived or such rights have expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement.

In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement and the Prospectus and related matters were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent set forth in paragraphs 3, 7, 8 and 10 above). On the basis of the foregoing, no facts have come to our attention that have caused us to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT C

OPINION OF THELEN REID & PRIEST LLP

1.	Insofar as the Statements relate to patents or proprietary rights or constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, at the time the Registration Statement became effective, as of the date of the Prospectus and as of the date of this opinion, the Firm has determined, based as to factual matters upon documents provided to it by the Company and responses from the Company to such factual inquiries made by the Firm as it deemed appropriate, that such Statements are accurate and complete in all material respects and present fairly the information purported to be shown. Nothing has come to the attention of the Firm that causes it to believe that the Statements included in the Registration Statement, as of the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Statements included in the Prospectus, as of the date of the Prospectus or as of the date of this opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.	To its knowledge and information, based as to factual matters upon documents provided to the Firm by the Company and responses from the Company to such factual inquiries made by the Firm as it deemed appropriate, the Firm states that, aside from routine prosecution of the Company’s patent and trademark applications in the United States Patent Office and corresponding offices in other countries, (i) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company or any of its subsidiaries, and (ii) no such proceedings have been threatened by governmental authorities or others.

3.	The Firm does not know of any contracts or other documents, relating to the patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company or any of its subsidiaries that is of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed as required.

4.	To the Firm’s knowledge, except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is infringing or otherwise violating, and neither of them would, upon the commercialization and sale of any product described in the Prospectus under the caption “Business—Clinical Development Program” infringe or otherwise violate, any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of others, and the Firm is unaware of any facts which would form a reasonable basis for a claim of any such infringement or violation. To the Firm’s knowledge, there are no infringements by others of any of the patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company or any of its subsidiaries, and the Firm is unaware of any facts which would form a reasonable basis for a claim of any such infringement. The Firm has been informed by the Company that the medical device field is quite litigious, and, as a result, the Company monitors for patent applications and patents owned by other parties that might be relevant to the Company’s products and product development plans, and, in appropriate situations as determined at the discretion of the Company’s management, the Company seeks opinions from law firms regarding the infringement risk with respect to such patents of other parties as well as the validity of those patents that might be relevant to the Company.

5.	The Firm has no knowledge of any facts which would preclude the Company or any of its subsidiaries from having valid license rights or clear title to the patents described in the Registration Statement and the Prospectus. Further, the Firm has no knowledge that the Company or any of its subsidiaries lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets that are, or would be, necessary to conduct the business now conducted or proposed to be conducted by the Company or its subsidiaries as described in the Registration Statement or the Prospectus, except as described in the Registration Statement and the Prospectus.

6.	The Firm is unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the patents and other material intellectual property and assets of the Company or any of its subsidiaries.

7.	The Firm is not aware of any fact with respect to the patent applications of the Company or any of its subsidiaries presently on file that (i) would preclude the issuance of patents with respect to such applications, (ii) would lead the Firm to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations or (iii) would result in a third party having any rights in any patents issuing from such patent applications.

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EXHIBIT D

OPINION OF HYMAN, PHELPS & MCNAMARA, P.C.

1.	The statements in the Registration Statement and the Prospectus regarding regulatory matters or the receipt by the Company or any of its subsidiaries of approvals or clearances, or the applications for, or submissions with the FDA regarding, such approvals or clearances (collectively, the “Regulatory Information”), insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, at the time such Registration Statement became effective, as of the date of the Prospectus and as of the date hereof, are accurate and complete in all material respects and present fairly the information purported to be shown; and

2.	Nothing has come to our attention that causes us to believe that the Regulatory Information included in the Registration Statement, at the time such Registration Statement became effective, or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Regulatory Information included in the Prospectus, as of the date of the Prospectus, or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT E

OPINION OF COOLEY GODWARD LLP

1.	The execution and delivery by the Selling Stockholder of the Underwriting Agreement and the Custody Agreement and Power of Attorney, and the sale and delivery of the Securities by the Selling Stockholder and the consummation of the transactions contemplated in the Underwriting Agreement and the Custody Agreement and Power of Attorney by the Selling Stockholder and compliance by the Selling Stockholder with his obligations under the Underwriting Agreement and the Custody Agreement and Power of Attorney have been duly authorized by all necessary action on the part of the Selling Stockholder. The Underwriting Agreement and the Custody Agreement and Power of Attorney have been duly executed and delivered by the Selling Stockholder or his Attorney-In-Fact, and the Custody Agreement and Power of Attorney are valid and binding on the Selling Stockholder, except as rights to indemnity and contribution under Section [6] of the Custody Agreement and Power of Attorney may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

2.	Upon the Underwriters’ acquiring possession in the State of New York of stock certificates representing the Securities to be sold by the Selling Stockholder, endorsed to the Underwriters by an “effective indorsement” (within the meaning of Section 8-107 of the NYUCC) and paying the purchase price therefor pursuant to the Underwriting Agreement, the Underwriters (assuming that no such Underwriter has “notice of an adverse claim,” within the meaning of Section 8-105 of the NYUCC, to such Securities) will acquire their respective interests in such Securities free and clear of any “adverse claim” (within the meaning of Section 8-102 of the NYUCC).

3.	To our knowledge, no consent, approval, authorization or order of, nor any filing with, any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated in the Underwriting Agreement and the Custody Agreement and Power of Attorney, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Selling Stockholder’s Securities by the Underwriters (as to which we express no opinion).

4.	Neither the sale of the Selling Stockholder’s Securities pursuant to the Underwriting Agreement, nor the performance by the Selling Stockholder of the obligations set forth in the Underwriting Agreement and in the Custody Agreement and Power of Attorney (if performed in full as of the date hereof) will result in a breach or violation of, or constitute a default under, (a) any law, statute or regulation typically applicable to transactions contemplated by the Underwriting Agreement or the Custody Agreement and Power of Attorney or (b) the terms of any indenture or other agreement or instrument or (c) any judgment, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator applicable to the Selling Stockholder and of which we are aware.

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